UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MORGANS HOTEL GROUP CO.

(Name of Registrant as Specified in its Charter)

OTK ASSOCIATES, LLC

JOHN DOUGHERTY

JASON TAUBMAN KALISMAN

MAHMOOD KHIMJI

JONATHAN LANGER

ANDREA OLSHAN

MICHAEL OLSHAN

ROBERT S. TAUBMAN

PARAG VORA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED MAY 20, 2013

SUBJECT TO COMPLETION

OTK Associates, LLC

200 E. Long Lake Road, Suite 300

Bloomfield Hills, Michigan 48304

May     , 2013

To Our Fellow Morgans Hotel Group Co. Stockholders,

As the Company’s largest stockholder, with a 13.9% ownership stake, we seek your support to elect directors that have the skills and experience necessary to grow the business and return the Company to profitability and evaluate appropriate strategic alternatives in a disinterested fashion. We strongly believe that a reconfigured board is a prerequisite for improving the Company’s financial performance and competitive position for the benefit of shareholders.

Our slate will bring careful attention to performance and good corporate governance. We believe that each of our nominees is highly qualified to serve as a director of the Company and has the business experience and desire to move the Company in the right direction. Our nominees have:

•	Significant real estate and lodging industry expertise;

•	Valuable capital markets experience;

•	Superior hotel development, management and operating acumen; and

•	Extensive experience with restructurings and turnarounds.

Please read this letter and our proxy statement carefully. If you think that it is time for the Board of Directors to be accountable, we urge you to vote for a much needed change by signing, dating and returning the enclosed GOLD proxy card today.

Thank you,

OTK Associates, LLC

Whether or not you plan to attend the Annual Meeting, we urge you to vote for the election of the OTK nominees by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope today. We urge you not to sign or return any proxy card sent to you by the Board of Directors of the Company. If you have previously signed a proxy card sent to you by the Board of Directors of the Company, you can revoke that proxy and vote for the OTK nominees by signing, dating and returning the enclosed GOLD card in the postage paid envelope.

Remember, if you hold your Company shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote the GOLD proxy card for the election of the candidates nominated by us.

If you have any questions or require any assistance in executing or delivering your proxy, please call our proxy solicitor, Okapi Partners LLC, at (877) 869-0171.

PRELIMINARY PROXY STATEMENT, DATED MAY 20, 2013

SUBJECT TO COMPLETION

OTK Associates, LLC

200 E. Long Lake Road, Suite 300

Bloomfield Hills, Michigan 48304

RECONVENED ANNUAL MEETING OF STOCKHOLDERS

OF

MORGANS HOTEL GROUP CO.

To Be Held on June 14, 2013

10:00 a.m. Eastern Time.

This proxy statement and the accompanying GOLD proxy card are being furnished to stockholders of Morgans Hotel Group Co. (the “Company”) in connection with the solicitation by OTK Associates, LLC (“OTK”) and the other Participants (as defined below) of proxies to be used at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting was convened on Wednesday, May 15, 2013, with the sole item of business considered at the Annual Meeting to adjourn such Annual Meeting, pursuant to an order entered by the Delaware Court of Chancery. The adjourned Annual Meeting is scheduled to be reconvened on Friday, June 14, 2013, at 10:00 a.m. Eastern Time, at the Hudson Hotel, 356 West 58th Street, New York, New York 10019. This proxy statement and the accompanying GOLD proxy card are first being furnished to stockholders on or about May     , 2013.

At the Annual Meeting, the Participants will seek to:

1.	Elect to the board of directors of the Company (the “Board”) a slate of seven (7) highly qualified nominees: John D. Dougherty, Jason T. Kalisman, Mahmood Khimji, Jonathan Langer, Andrea L. Olshan, Michael E. Olshan and Parag Vora (each, an “OTK Nominee,” and collectively, the “OTK Nominees”);

2.	To ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on executive compensation;

4.	To repeal any provision of the Company’s Bylaws in effect at the time this proposal becomes effective that was not included in the Bylaws, effective as of March 15, 2013;

5.	To act on a stockholder proposal to amend the Company’s Bylaws to prevent the adoption or maintenance of a stockholder rights plan if such proposal is properly presented at the Annual Meeting; and

6.	To transact such other business as may properly come before the reconvened Annual Meeting or any other adjournment or postponement of the Annual Meeting.

Only stockholders of record at the close of business on March 22, 2013 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.

WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY. Please note that if you submit a WHITE proxy card to “WITHHOLD” or “WITHHOLD AUTHORITY” to vote your shares with respect to any Company Nominees, that submission will not cause your shares to be counted as a vote “FOR” any of the OTK Nominees and will result in the revocation of any previous proxy or voting instructions you may have submitted using the GOLD proxy card or voting instruction card. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, EXECUTING A VOTE VIA INTERNET, TELEPHONE OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Each of the OTK Nominees has consented to being named in this proxy statement and to serve as a director if elected. Pursuant to this proxy statement, the Participants (as defined below) are soliciting proxies from holders of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) to vote for the OTK Nominees and the other proposals identified in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—

This Proxy Statement and our GOLD proxy card are available at

http://www.myproxyonline.com/MorgansHotel

PRELIMINARY PROXY STATEMENT DATED MAY 20, 2013

SUBJECT TO COMPLETION

INFORMATION ABOUT PARTICIPANTS AND THE SOLICITATION

The following persons are or may be deemed to be participants in the solicitation by OTK with respect to the Annual Meeting, as the term “participant” is defined in the proxy rules promulgated by the Securities and Exchange Commission (each, a “Participant,” and collectively, the “Participants”): OTK Associates, LLC, Michael Olshan and Robert S. Taubman, its managers, and each of the OTK Nominees: John D. Dougherty, Jason T. Kalisman, Mahmood Khimji, Jonathan Langer, Andrea L. Olshan, Michael Olshan and Parag Vora. Additional information concerning each of the Participants, including each Participant’s beneficial ownership of the Company’s securities, is set forth under “Proposal 1: Election of Directors” and in Annex A and Annex B to this proxy statement, which Annexes are incorporated herein by reference.

Mr. Kalisman is currently a director of the Company. The Corporate Governance and Nominating Committee of the Company has asked Mr. Kalisman to appear on the Company’s incumbent slate of director-nominees. Mr. Kalisman declined this request.

Except as set forth in this proxy statement, (i) no OTK Nominee has any family relationships with any executive officer or director of the Company or each other, except as set forth on Annex A, (ii) no OTK Nominee, other than as set forth under “The Participant’s Involvement In Legal Proceedings With The Company,” is involved in any legal proceedings in which he is adverse to the Company, (iii) no OTK Nominee has a material interest adverse to the Company, (iv) there have been no transactions since the beginning of the Company’s last fiscal year in which the Company was a participant and the amount involved exceeds $120,000 and in which any of the Participants or their family members have or had a direct or indirect material interest, (v) no OTK Nominee has been indebted to the Company or any of its subsidiaries since the beginning of the Company’s last fiscal year, (vi) no Participant is, or was within the past year, party to any contracts, arrangements or understandings with any person with respect to the Company’s securities, including, but not limited to, joint ventures, loan or options agreements, puts or calls, guarantees against loss or of profit, division of losses or profits, or the giving or withholding of proxies, (vii) no Participant has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) within the past ten years and (viii) no Participant has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. There are no agreements pursuant to which any of the OTK Nominees were chosen as OTK Nominees.

OTK believes that each of the OTK Nominees, if elected, will be entitled to receive compensation currently paid by the Company to its non-executive directors, all subject to required approvals and applicable law, as described in the Company’s proxy statement (the “Company Proxy Statement”). OTK expects that the OTK Nominees, if elected, will be indemnified for service as directors of the Company and covered by director and officer liability insurance to the same extent indemnification is provided to the current directors of the Company and that current directors are covered by the Company’s director and officer liability insurance.

Proposal 1: Election of Directors

According to the Company Proxy Statement, the Board will be composed of seven (7) directors at the time of the reconvened Annual Meeting. Directors elected at the Annual Meeting will be elected to serve, subject to the provisions of the Company’s Bylaws, until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

We are seeking your support for the election of seven (7) candidates whom OTK has nominated for election as directors at the Annual Meeting. WE STRONGLY RECOMMEND A VOTE FOR ALL OF THE OTK NOMINEES.

If you vote by proxy for the OTK Nominees and do not later revoke that proxy, you will only be able to vote for seven (7) OTK Nominees and you will not be voting for any of the Company’s nominees. Each OTK Nominee who is elected will serve in place of an existing director. If necessary to avoid default under any contractual arrangement of the Company following the Annual Meeting, the Participants may increase the size of the board by no more than two seats.

Our Nominees:

JOHN DOUGHERTY (62). Since 1986, Mr. Dougherty has been Vice President of Olshan Hotel Management, Inc., a hotel management company, where he handles development, operations and the management of 7 Hilton and Marriott hotels, totaling 1,395 rooms and 1,000 employees. Mr. Dougherty is also director of Olshan Hotel Management, Inc., a privately owned company which is a subsidiary of Mall Properties Inc., a full-service real estate operating and investing company which holds 11 million square feet of retail properties, 5 million square feet of office space, 20,000 multi-family residential units, and 1,395 hotel rooms in its portfolio, and over 1,000 employees. Mr. Dougherty holds a Bachelor of Science degree from the Cornell University School of Hotel Management. Mr. Dougherty’s business address is 560 South Collier Boulevard, Marco Island, Florida 34145.

Mr. Dougherty would bring to the Board over 25 years of valuable experience in the real estate and hotel management industries. In particular, Mr. Dougherty would provide the Board with valuable counsel, advice, and expertise with respect to the development and management of hotels.

JASON TAUBMAN KALISMAN (34). Mr. Kalisman is the founder and Chief Executive Officer of The Talisman Group, LLC, an investment firm. Mr. Kalisman is also a founding member of OTK Associates, LLC, which is the largest shareholder of Morgans Hotel Group Co. Prior to founding The Talisman Group, LLC in 2012, Mr. Kalisman was at GEM Realty Capital, Inc., serving as a Vice President from 2010 to 2012 and a Financial Analyst in 2009. From 2008 to 2010, Mr. Kalisman attended Stanford Graduate School of Business. Mr. Kalisman served The Goldman Sachs Group, Inc. from 2001 to 2007 in both the Real Estate and Structured Products Groups. Mr. Kalisman graduated from Harvard College with a Bachelor of Arts degree in Economics and Stanford Graduate School of Business with a Master of Business Administration, where he was also a recipient of their Certificate in Global Management. Mr. Kalisman has also earned the right to use the Chartered Financial Analyst designation. Mr. Kalisman’s business address is 324 Royal Palm Way, Suite 229, Palm Beach, Florida 33480.

Mr. Kalisman has served as a director of Morgans Hotel Group Co. since April 2011 and was a member of the Corporate Governance and Nominating Committee from July 2011 to March 2013.

Mr. Kalisman would bring to the Board his valuable expertise in the real estate and investment industries, as well as in corporate finance and governance matters. Mr. Kalisman’s past service on the board of Morgans Hotel Group Co. brings valuable insight into the business of Morgans Hotel Group Co.

MAHMOOD KHIMJI (52). Since 1988, Mr. Khimji has been the Co-Founder and Principal of Highgate Holdings, a fully integrated hospitality management and real estate investment company. Mr. Khimji has previously served on the boards of Interstate Hotels & Resorts Inc. and MeriStar Hospitality Corporation. Mr. Khimji is a graduate of Columbia Law School. Mr. Khimji’s business address is 870 Seventh Avenue, 2nd Floor, New York, New York 10019.

Mr. Khimji would bring to the Board his extensive experience in hotel and real estate ownership, management and operations as well as his experience in serving on the board of a public company in the hotel management industry.

JONATHAN LANGER (43). Since 2011, Mr. Langer has been a Partner at Fireside Investments, a private investment firm. From March 2010 to March 2011, Mr. Langer worked in private investing at Bain Capital. From 1994 to 2009, Mr. Langer was a Managing Director at Goldman, Sachs & Co. Mr. Langer graduated from The Wharton School of the University of Pennsylvania with a Bachelor of Science in Economics degree. Mr. Langer has served as a director of Kerzner International Resorts, Inc., Hilton Hotels & Resorts, and Strategic Hotel Capital. Mr. Langer’s business address is 4 Windcrest Road, Rye, New York 10580.

Mr. Langer would bring to the Board his extensive experience buying and selling lodging and resort businesses, including restructuring and turnaround experience. He has also worked with asset companies, management companies, and branded companies and served on the boards of public companies in the hospitality industry.

ANDREA L. OLSHAN (33). Since 2011, Ms. Olshan has served as Chief Executive Officer of Mall Properties Inc. (“MPI”), a full-service real estate operating and investing company which holds 11 million square feet of retail properties, 5 million square feet of office space, 20,000 multi-family residential units, and 1,395 hotel rooms in its portfolio, and over 1,000 employees. Prior to her appointment as Chief Executive Officer, Ms. Olshan served as Chief Operating Officer of MPI from 2008 to 2011 and was responsible for overseeing development, management, leasing, investment, and operations across MPI properties. Ms. Olshan graduated magna cum laude from Harvard University and holds a Masters in Business Administration from the Columbia Graduate School of Business. Ms. Olshan currently serves as a director of MPI. She has represented Morton Olshan as a managing member of the RCG Longview Debt Funds and in the general partnerships of the RCG Longview Equity Fund and the Normandy Realty Partners Funds. Ms. Olshan’s business address is 600 Madison Avenue, New York, New York 10022.

Ms. Olshan would bring to the Board her valuable expertise and leadership in the real estate industry, including the development and management of hotels.

MICHAEL E. OLSHAN (30). Mr. Olshan founded O-CAP Management, L.P., a private investment fund that focuses primarily on hard asset sectors such as real estate, infrastructure, and natural resources, in July 2009 and currently serves as the Chairman and Managing Partner. Mr. Olshan has been a Manager of OTK Associates, LLC, an investment firm, since 2008. From March 2007 to July 2009, Mr. Olshan served as a Managing Director at JANA Partners LLC, an investment advisory firm, where he was part of an investment team overseeing a multi-billion dollar investment fund and focused on sourcing and analyzing event-driven opportunities primarily in REIT, real estate, lodging, gaming, and financial sectors throughout North America and Europe. Mr. Olshan also serves as a director of Mall Properties, Inc., a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate. Mr. Olshan graduated cum laude from Harvard University. Mr. Olshan’s business address is 600 Madison Avenue, New York, New York 10022.

Mr. Olshan would bring to the Board his valuable expertise in the real estate and investment industries, including his experience serving on the board of a real estate company.

PARAG VORA (37). Mr. Vora is the Founder and Portfolio Manager of HG Vora Capital Management, an event-driven and value-oriented investment firm with specific expertise in gaming, lodging, leisure and other related sectors. From 2004 to 2008, Mr. Vora was an investment professional at Silver Point Capital, where he focused on investments in public and private companies with an emphasis on credit and distressed situations. Prior to Silver Point, Mr. Vora was a Vice President at Goldman Sachs in the Real Estate Investment Banking Division, where he advised real estate and consumer-oriented businesses on mergers and acquisitions and leveraged finance transactions from 2000 to 2003. Mr. Vora currently serves as a director of funds managed by

HG Vora Capital Management. Mr. Vora graduated from the University of Michigan in 1996 with a Bachelor of Arts degree, with Distinction, in Honors Economics and Spanish. He also received a Juris Doctor, cum laude, and a Masters of Business Administration from New York University in 2000. Mr. Vora’s business address is 870 Seventh Avenue, 2nd Floor, New York, New York 10019.

Mr. Vora would bring to the Board his valuable expertise in the real estate and investment industries.

Other than Mr. Kalisman, who is currently a member of the Board, or as otherwise disclosed in this proxy statement, none of the OTK Nominees has any contract, arrangement or understanding with the Company, or any financial interest concerning the Company.

With respect to this proposal, the accompanying GOLD proxy card will be voted in accordance with the stockholder’s instructions on such GOLD proxy card. Stockholders may vote for the OTK Nominees by marking the proper box on the GOLD proxy card. If no instructions are given with respect to this proposal and the GOLD proxy card is returned, the GOLD proxy card will be voted “FOR ALL” OTK Nominees.

OTK RECOMMENDS A VOTE “FOR ALL” FOR THE ELECTION OF ALL

OF THE OTK NOMINEES.

Proposal 2: Ratification of Selection of Auditors

According to the Company Proxy Statement, the Company will solicit proxies to ratify the selection of BDO to serve as the Company’s independent auditor for the fiscal year ending December 31, 2013. Please refer to the Company Proxy Statement for a discussion of this proposal.

OTK recommends a vote “FOR” this proposal. Stockholders may vote on the ratification of the appointment of BDO by marking the proper box on the GOLD proxy card. If no instructions are given with respect to this proposal and the GOLD proxy card is returned, the GOLD proxy card will be voted “FOR” the ratification of the appointment of BDO. For purposes of the vote on this proposal, broker non-votes will not count and will have no effect on the result of the vote. Abstentions will not count as votes for this proposal.

OTK RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO TO

SERVE AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2013.

Proposal 3: Advisory Vote on Executive Compensation.

Based on information contained in the Company Proxy Statement, it is expected that at the Annual Meeting stockholders will be asked to approve the compensation paid to the Company’s named executive officers. The advisory vote is not binding on the Company, the Board or management of the Company. According to the Company Proxy Statement, the Compensation Committee and the Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of its named executive officers. According to the Company Proxy Statement, the Company will hold future non-binding stockholder advisory votes on the executive compensation of the Company’s named executive officers every year at the Company’s annual meeting of stockholders. Please refer to the Company Proxy Statement for a more detailed discussion of this proposal.

OTK recommends a vote “AGAINST” this proposal. Stockholders may vote on the advisory vote on executive compensation by marking the proper box on the GOLD proxy card. If no instructions are given with respect to this proposal and the GOLD proxy card is returned, the GOLD proxy card will be voted “AGAINST” the advisory vote on executive compensation. The affirmative vote of a majority of the votes present and entitled to vote at the Annual Meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, broker non-votes will not count and will have no effect on the result of the vote. An abstention will have the same effect as a vote against the proposal.

OTK RECOMMENDS A VOTE “AGAINST” THE ADVISORY VOTE ON EXECUTIVE

COMPENSATION.

Proposal 4: Repeal of Amendments to Company’s Bylaws

This is a proposal brought by OTK for consideration at the Annual Meeting to repeal any provision of the Bylaws in effect at the time this proposal becomes effective that was not included in the Bylaws, effective as of March 15, 2013.

The following is the text of this proposal:

“RESOLVED, that any provision of the Bylaws of Morgans Hotel Group Co. as of the date of effectiveness of this resolution that was not included in the Bylaws, effective as of March 15, 2013 be and hereby is repealed.”

OTK supports this proposal because OTK believes that it is in the best interests of the Company and its stockholders that the Bylaws not be further amended by the current Board without the approval of stockholders. Therefore, it proposes to repeal all amendments, if any, adopted by the Board on or after March 15, 2013, including any amendments that the Board has adopted, or might adopt, to impede the nominations proposed by OTK, to negatively impact OTK’s ability to solicit and/or obtain proxies from stockholders, to undermine the will of the stockholders expressed in those proxies or to modify the Company’s corporate governance regime.

If the current Board does not effect any change to the Bylaws, this proposal will have no effect. However, if the current Board effects any further change to the Bylaws, which the current Board is empowered to do without stockholder approval, this proposal, if adopted, will restore the Bylaws to their form as of March 15, 2013, without considering the nature of any changes the current Board may have effected. As a result, this proposal could have the effect of repealing amendments to the Bylaws which one or more stockholders may consider to be beneficial to them or the Company.

However, this proposal will not preclude the OTK Nominees, if elected, from reconsidering any repealed amendments to the Bylaws following the Annual Meeting. The Participants are not currently aware of any specific provisions of the Bylaws that would be repealed by the adoption of this proposal.

OTK recommends a vote “FOR” this proposal. Stockholders may vote on this proposal by marking the proper box on the GOLD proxy card. If no instructions are given with respect to this proposal and the GOLD proxy card is returned, the GOLD proxy card will be voted “FOR” this proposal. The affirmative vote of 66 2/3% of the voting power of the outstanding shares of common stock of the Company is required to approve this proposal. For purposes of the vote on this proposal, broker non-votes and abstentions will have the same effect as a vote against the proposal.

OTK RECOMMENDS A VOTE “FOR” THE REPEAL OF ANY PROVISION OF THE COMPANY’S

BYLAWS IN EFFECT AT THE TIME THIS PROPOSAL BECOMES EFFECTIVE THAT WAS NOT

INCLUDED IN THE BYLAWS, EFFECTIVE AS OF MARCH 15, 2013.

Proposal 5: Stockholder Proposal to Amend Bylaws

OTK has been advised that the following stockholder proposal will be presented at the Annual Meeting. The text of the stockholder proposal and supporting statement appear as provided to us by the proponent and as the proponant informed us the Company has received it, and we assume no responsibility for its content or accuracy. The proposal will be voted on at the Annual Meeting if the proponent, or a qualified representative, is present at the meeting and submits the proposal for a vote.

RESOLVED, that the following be added to the Corporation’s Bylaws:

Shareholder Rights Plans

A.	The Corporation shall not maintain a shareholder rights plan, rights agreement or any other form of “poison pill” making it more difficult or expensive to acquire large holdings of the Corporation’s stock, unless it is first approved by a majority shareholder vote, or its adoption is mandated by the board’s fiduciary duties and it expires within one year unless approved by a majority shareholder vote.

B.	A majority of shares voted shall suffice to approve such a plan.

C.	The Corporation shall redeem any such rights now in effect (e.g. the Shareholder Protection Rights Agreement).

D.	Notwithstanding any other bylaw, the Board may not amend the above without shareholder ratification.

E.	Each of the above provisions is severable.

IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendments, then this resolution shall be deemed a recommendation to the Board.

Shareholder Supporting Statement

This proposal, if approved, will redeem Morgans Hotel Group’s Stockholder Protection Rights Agreement, commonly known as a “poison pill”. It will also require shareholder approval before adopting a new poison pill unless the board’s fiduciary duties require adopting a pill (unlikely in our view).

The current Rights Agreement was adopted by the Board in 2007, and was extended and amended twice without shareholder approval.

The poison pill presents a potent anti-takeover device that might adversely affect shareholder value by discouraging offers to acquire the corporation that could be beneficial to shareholders. By maintaining a pill without shareholder approval, the Board grants itself the exclusive right to decide who is, and is not, allowed to make an offer to acquire the Company. We believe shareholders should have the right to vote on the Agreement that assigns such power to the Board. We note that 3 Board members are, or have been, affiliated with the Company’s largest beneficial owner of stock and warrants.

The Company is already equipped with anti-takeover tools, including the ability of the Board to issue, without stockholder approval, additional shares of common and preferred stock, as well as certain state anti-takeover statutes.

The hotel industry has enjoyed improved fundamentals for two years. If the previous cycle is any indication, shareholders can expect to see stepped-up merger activity. For example:

•	In November 2005, Carl Icahn made a tender offer to purchase 51% of Fairmont Hotels’ stock at $40 per share, 23% higher than the average trading price during October 2005.

•

In 2007, Blackstone acquired Hilton Hotels for $47.50 per share, a 32% premium above the closing price the day the agreement was announced. Eagle Hospitality REIT was acquired by an Apollo affiliate for $13.36 per share, a 42% premium over share prices the eve of the announcement.

A majority of major US hotel companies do not have a poison pill. Morgans’ shareholders may be less able to benefit from takeover offers than shareholders in competing companies.

We urge you to VOTE FOR this By-Law amendment.

OTK provides no recommendation with respect to this proposal. Stockholders may vote on this proposal by marking the proper box on the GOLD proxy card. If no instructions are given with respect to this proposal and the GOLD proxy card is returned, the GOLD proxy card will be voted to “ABSTAIN” for this proposal. The affirmative vote of 66 2/3% of the outstanding shares of common stock is required to approve this proposal. For purposes of the vote on this proposal, broker non-votes will not count and will have no effect on the result of the vote. An abstention will have the same effect as a vote against the proposal.

VOTING PROCEDURES

According to the Company Proxy Statement, holders of Common Stock of record on the Record Date are entitled to notice of and to vote at the reconvened Annual Meeting. Stockholders of record on the Record Date will retain their voting rights in connection with the reconvened Annual Meeting even if they sell their shares after the Record Date. At the reconvened Annual Meeting, stockholders of record on the Record Date are entitled to one vote for each proposal per share of Common Stock.

According to the Company Proxy Statement, the Company had 32,418,558 shares of Common Stock outstanding as of May     , 2013. As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote your shares of Common Stock as follows:

•	Sign, date and return the proxy card in the postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting;

•	Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provide by your bank, broker or other nominee;

•	Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your bank, broker or other nominee; or

•

Vote in person by attending the Annual Meeting. Written ballots will be distributed to stockholders who wish to vote in person at the Annual Meeting. If you hold your shares of Common Stock through a bank, broker or other nominee, you must obtain a legal proxy from such custodian in order to vote in person at the Annual Meeting.

If you vote by proxy, the individuals named on the proxy card (the “proxy holders”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted FOR ALL of the OTK Nominees, to withhold authority for all or to withhold authority for any individual OTK Nominee and whether your shares should be voted for or against each of the other proposals. If you sign and return the GOLD proxy card without indicating your instructions, your shares will be voted as follows:

•	FOR ALL the election of the OTK Nominees as directors;

•	FOR the ratification of the selection of BDO as independent auditor for the fiscal year ended December 31, 2013;

•	AGAINST the advisory vote on executive compensation;

•	FOR the repeal of amendments to the Company’s Bylaws subsequent to March 15, 2013; and

•	ABSTAIN on the Stockholder Proposal to Amend Bylaws.

With respect to other matters that may properly come before the Annual Meeting, or at any postponement or adjournment thereof, the proxy holders will vote the shares they have been authorized to represent in accordance with their discretion. To the extent that other matters properly come before the Annual Meeting that do not fall within the proxy holders’ voting discretion, the proxy holders may not vote the shares they have been authorized to represent on such matters. To the extent that approval of such matters requires the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present at the Annual Meeting, the effect of shares not voted would be the same as a vote against the proposal.

If you are the beneficial owner of shares held through a bank, broker or other nominee on the Record Date, such institution should provide you with information regarding the methods by which you can direct such institution to vote your shares. Your bank, broker or other nominee might send you, for example, a voting instruction card to be completed, signed, dated and returned by a date in advance of the Annual Meeting, and/or information on how to communicate your voting instructions to your bank, broker or other nominee by telephone or over the Internet.

If you are the beneficial owner of shares held though a bank, broker or other nominee, we encourage you to provide instructions to such institution to vote your shares by proxy for the OTK Nominees. This ensures that your shares will be voted at the Annual Meeting.

Broker Non-Votes and Required Votes

If you hold your shares of Common Stock through a bank, broker or other nominee and do not provide voting instructions to the record holder of the shares of Common Stock, your shares of Common Stock will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. The election of directors at the Annual Meeting, as well as the other proposals described herein, are “non-routine matters” and banks, brokers or other nominees do not have discretionary authority to vote your shares of Common Stock on such “non-routine matters.” Therefore, unless you provide specific voting instructions to your bank, broker or other nominee, it will not have discretionary authority to vote your shares of Common Stock for the election of directors at the Annual Meeting and your shares of Common Stock will not be voted for the proposals set forth herein. If your shares of Common Stock are held in street name, your bank, broker or other nominee has enclosed a voting instruction card with this proxy statement. We strongly encourage you to vote your shares of Common Stock by following the instructions provided on the voting instruction card.

According to the Company’s Bylaws and Amended and Restated Certificate of Incorporation, the affirmative vote of not less than 66 2/3% of shares of Common Stock is required to amend or repeal any amendments to the Company’s Bylaws. According to the Company Proxy Statement, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. According to the Company Proxy Statement, the ratification of the appointment of BDO USA, LLP requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Revocation of Proxies

Any stockholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any white proxy cards which you may have submitted to the Company;

•	instructing OTK by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD proxy card);

•	attending the Annual Meeting and withdrawing your proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

•

delivering written notice of revocation either to OTK c/o Okapi Partners LLC, 437 Madison Avenue 28th Floor, New York, New York 10022, or the Corporate Secretary of the Company at 475 Tenth Avenue, New York, New York 10018.

Although a revocation is effective if delivered to the Company, OTK requests that either the original or a copy of any revocation be mailed to OTK c/o Okapi Partners LLC, 437 Madison Avenue 28th Floor, New York, New York 10022, so that OTK will be aware of all revocations.

IF YOU PREVIOUSLY SIGNED AND RETURNED A WHITE PROXY CARD TO THE COMPANY, WE URGE YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE GOLD

PROXY CARD, (2) INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES OF COMMON STOCK VOTED WITH RESPECT TO THE GOLD PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO OTK OR TO THE CORPORATE SECRETARY OF THE COMPANY.

Other Matters to be Considered at the Annual Meeting

Except as set forth above, the Participants are not aware of any other matters to be brought before the Annual Meeting. Should other matters properly be brought before the Annual Meeting, the attached GOLD proxy card, when duly executed, will give the proxy holders named therein discretionary authority to vote on all such other matters and on all matters incident to the conduct of the Annual Meeting. In furtherance of the foregoing, should the Board, management or any other stockholder bring before the Annual Meeting any proposal to adjourn the Annual Meeting, the attached GOLD proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on such adjournment proposal.

Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

SOLICITATION OF PROXIES

The Participants have entered into an agreement with Okapi Partners LLC for solicitation and advisory services in connection with this solicitation, for which Okapi Partners LLC will receive a fee not to exceed $300,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. Proxies may be solicited from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries in person and by mail, phone, publication and electronic means. The Participants will request such individuals and institutions to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Participants will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Okapi Partners LLC will employ up to 35 persons to solicit the Company’s stockholders for the Annual Meeting.

OTK will pay the cost of this solicitation of proxies at the Annual Meeting, including the cost of preparing, assembling and mailing this proxy material to stockholders. If this solicitation is successful and any or all OTK Nominees are elected to the Board, OTK may, without seeking further approval by the Company’s stockholders, seek reimbursement of these solicitation expenses from the Company.

ADDITIONAL INFORMATION

Please refer to the Company Proxy Statement for (i) the date by which proposals of stockholders intended to be presented at the 2014 annual meeting of stockholders must be received by the Company in order to be included in the Company’s proxy materials for that meeting, (ii) the date by which the submission of nominees of stockholders intended to be nominated as directors at the 2014 annual meeting of stockholders must be received by the Company in order to be included in the Company’s proxy materials for that meeting, (iii) information regarding the securities of the Company held by the Company’s directors, nominees, executive officers and beneficial holders of more than five percent of the Common Stock, (iv) information concerning compensation of directors and executive officers of the Company and (v) information concerning Proposals 2 and 3. The Participants take no responsibility for the accuracy or completeness of such information contained in the Company’s public filings.

Annex A

INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION

In addition to the OTK Nominees, OTK, a Delaware limited liability company, and Mr. Taubman are deemed participants, as the term “participant” is defined in the proxy rules promulgated by the Securities and Exchange Commission, in the solicitation of proxies with respect to the Annual Meeting.

OTK is an investment entity. The business address of OTK is 200 E. Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304.

Robert Taubman is a Manager of OTK. His principal business address is 200 E. Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304. Mr. Taubman is chairman, president and chief executive officer of Taubman Centers, Inc., a corporation that operates as a self-administered and self-managed real estate investment trust engaged in the ownership, management, leasing, acquisition, disposition, development, and expansion of regional and super-regional retail shopping centers and interests therein.

The business address of each of the other OTK Nominees is set forth in this proxy statement in the section “Proposal 1: Election of Directors.”

RELATIONSHIPS AMONG THE OTK NOMINEES

Mr. and Ms. Olshan are siblings. Robert Taubanan, who is not nominated as a director, is Mr. Kalisman’s uncle.

THE PARTICIPANTS’ INVOLVEMENT IN LEGAL PROCEEDINGS WITH THE COMPANY

On April 3, 2013, Mr. Kalisman brought a derivative suit against the Company seeking, among other things, to enjoin (i) a series of transactions with the Yucaipa Companies (the “Yucaipa Transactions”), and (ii) the director defendants’ decision to postpone the annual meeting of stockholders scheduled for May 15, 2013 and the corresponding record date of March 22, 2013. On April 5, 2013, OTK joined Mr. Kalisman’s derivative lawsuit against the Company. On May 15, 2013, the Delaware Court of Chancery issued an order granting OTK and Mr. Kalisman a preliminary injunction enjoining (i) the Company and the director defendants from taking any steps to postpone the annual meeting of stockholders or change the record date for the annual meeting, and (ii) the Company and the director defendants from taking any steps to consummate the Yucaipa Transactions. The injunction will remain in effect until the earlier of (i) a trial on the merits or (ii) a decision by the board of directors with respect to the Yucaipa Transactions made at a properly noticed meeting after due deliberation and, to the extent the board of directors determines to proceed with the Yucaipa Transactions, after receiving a favorable recommendation from the Special Transaction Committee.

A-1

Annex B

BENEFICIAL OWNERSHIP IN, AND TRANSACTIONS IN SECURITIES OF, THE

COMPANY DURING THE PAST TWO YEARS

Other than as set forth in this Annex B, none of the Participants is the record or beneficial owner of any securities of the Company or any parent or subsidiary of the Company, and other than as set forth in this Annex B, none of the Participants has effected Transactions in any securities of the Company in the last two years.

As of the date hereof and as of the Record Date, OTK Associates is the direct owner of 4,500,000 shares of Common Stock, representing approximately 13.9% of the issued and outstanding shares of Common Stock (based on 32,418,558 shares of Common Stock outstanding as of April 29, 2013, as reported in the Company’s Annual Report on Form 10-K/A filed on April 30, 2013).

The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each of the Participants, as of May 17, 2013:

Direct and indirect interests of participants in the solicitation.

Participant	Securities of Morgans Hotel Group Co. beneficially owned	Other Interests
OTK Associates, LLC	4,500,000 common shares
John Dougherty	None
Jason Taubman Kalisman	None	Mr. Kalisman is currently a director of Morgans Hotel Group Co.
Mahmood Khimji	None
Jonathan Langer	None
Andrea Olshan	None
Michael Olshan Robert S. Taubman	4,500,000 common shares* 4,500,000 common shares*
Parag Vora	None

*	Mr. Olshan and Mr. Taubman are managers of OTK Associates, LLC. Any actions taken by OTK Associates, LLC are taken by, or with the written consent of, Mr. Olshan and Mr. Taubman. As a result, Mr. Olshan and Mr. Taubman may be deemed to share voting and investment power over the common shares of Morgans Hotel Group Co. beneficially owned by OTK Associates LLC.

In the ordinary course of business, certain investment funds managed by HG Vora Capital Management, LLC (“HG Vora”) an investment firm founded by Parag Vora, a Participant in the Solicitation, trade in securities of public companies in the gaming, lodging, leisure and other related sectors. Investment funds affiliated with HG Vora have effected the following transactions in Company securities over the past two years.

Common Stock:

Trade Date	Trade	Quantity	Trade Date	Trade	Quantity
May 19, 2011	SEL	(39,500)	October 12, 2011	SHT	(14,600)
May 23, 2011	BUY	1,220	October 13, 2011	BUY	2,826
May 24, 2011	BUY	2,294	October 13, 2011	SHT	(1,326)
May 25, 2011	SEL	(22,860)	October 14, 2011	SHT	(6,900)
May 27, 2011	SEL	(19,717)	October 17, 2011	BUY	2,267
May 31, 2011	BUY	4,154	October 17, 2011	SHT	(4,567)
June 1, 2011	BUY	6,850	October 19, 2011	BUY	118
June 1, 2011	SEL	(49,000)	October 19, 2011	SHT	(1,218)
June 2, 2011	BUY	8,890	October 20, 2011	BUY	12,100
June 3, 2011	BUY	14,757	October 21, 2011	BUY	3,400
June 6, 2011	BUY	5,265	October 24, 2011	SHT	(12,100)
June 8, 2011	BUY	14,019	October 25, 2011	BUY	16,600
June 9, 2011	SEL	(7,000)	October 26, 2011	BUY	3,400
June 10, 2011	BUY	3,700	October 27, 2011	SHT	(63,400)
June 10, 2011	SEL	(13,000)	October 28, 2011	SHT	(6,600)
June 13, 2011	BUY	29,500	October 31, 2011	BUY	33,044
June 14, 2011	SEL	(24,000)	October 31, 2011	CVS	73,755
June 15, 2011	BUY	3,350	October 31, 2011	SEL	(73,755)
June 15, 2011	SEL	(42,000)	October 31, 2011	SHT	(5,044)
June 16, 2011	SEL	(14,500)	November 1, 2011	BUY	5,467
June 17, 2011	BUY	29,783	November 2, 2011	BUY	14,033
June 17, 2011	SEL	(15,000)	November 3, 2011	SHT	(9,500)
June 20, 2011	BUY	3,280	November 4, 2011	CVS	14,000
June 20, 2011	SEL	(7,500)	November 7, 2011	BUY	18,000
June 21, 2011	BUY	6,587	November 16, 2011	BUY	50,000
June 21, 2011	SEL	(6,000)	November 16, 2011	SEL	(50,000)
June 22, 2011	BUY	8,570	November 17, 2011	BUY	100,000
June 22, 2011	SEL	37,000	November 18, 2011	BUY	25,000
June 23, 2011	BUY	13,000	November 21, 2011	SEL	(75,000)
June 23, 2011	SEL	(23,000)	November 22, 2011	BUY	20,000
June 24, 2011	BUY	31,500	November 23, 2011	SEL	(13,500)
June 27, 2011	SEL	(10,000)	November 25, 2011	SEL	(700)
June 28, 2011	SEL	(17,950)	November 28, 2011	SEL	(19,800)
June 29, 2011	BUY	21,000	November 29, 2011	SEL	(36,000)
July 1, 2011	SEL	(7,551)	November 30, 2011	CVS	37,500
July 5, 2011	SEL	(12,866)	November 30, 2011	SEL	37,500
July 6, 2011	BUY	4,500	December 21, 2011	BUY	26,097
July 6, 2011	SEL	(11,991)	December 21, 2011	SEL	(9,597)
July 7, 2011	SEL	(52,675)	December 22, 2011	SEL	(200)
July 8, 2011	SEL	(49,875)	December 23, 2011	SEL	(16,300)
July 11, 2011	SEL	(9,975)	January 3, 2012	SHT	(700)
July 12, 2011	BUY	3,000	January 5, 2012	BUY	700
July 12, 2011	SEL	(87,975)	January 6, 2012	BUY	50,000
July 13, 2011	BUY	1,500	January 11, 2012	SEL	(11,700)
July 13, 2011	SEL	(26,225)	January 13, 2012	SEL	(1,800)
July 14, 2011	BUY	3,000	January 17, 2012	BUY	3,500
July 15, 2011	BUY	33,000	January 17, 2012	SEL	(500)
July 15, 2011	SEL	(1,000)	January 18, 2012	SEL	(14,800)
July 18, 2011	BUY	192,500	January 19, 2012	SEL	(24,700)
July 18, 2011	SEL	(10,875)	January 31, 2012	CVS	700
July 19, 2011	BUY	10,500	January 31, 2012	SEL	(700)
July 19, 2011	SEL	4,725	February 21, 2012	BUY	37,000
July 20, 2011	SEL	(5,375)	February 22, 2012	BUY	13,000

Trade Date	Trade	Quantity	Trade Date	Trade	Quantity
July 21, 2011	SEL	(30,075)	February 23, 2012	SEL	(50,000)
July 22, 2011	BUY	7,000	February 27, 2012	BUY	37,810
July 22, 2011	SEL	60,075	February 28, 2012	SEL	(8,300)
July 25, 2011	BUY	3,500	February 29, 2012	SEL	(11,310)
July 26, 2011	BUY	7,000	March 1, 2012	SEL	(18,200)
July 27, 2011	BUY	7,000	May 16, 2012	BUY	25,000
July 28, 2011	BUY	10,500	May 17, 2012	BUY	123,500
July 29, 2011	SEL	(30,525)	May 17, 2012	SEL	(13,500)
August 1, 2011	SEL	(200)	May 18, 2012	BUY	13,700
August 2, 2011	SEL	(106,800)	May 18, 2012	SEL	(23,700)
August 3, 2011	SEL	(50,000)	May 22, 2012	BUY	25,000
August 4, 2011	BUY	12,697	May 23, 2012	BUY	20,000
August 4, 2011	SEL	(697)	May 24, 2012	BUY	4,650
August 5, 2011	BUY	16,488	May 29, 2012	SEL	(24,650)
August 5, 2011	SEL	(23,200)	May 31, 2012	SEL	(60,320)
August 8, 2011	BUY	1,180	June 1, 2012	BUY	20,720
August 8, 2011	SEL	(29,488)	June 4, 2012	BUY	389,600
August 9, 2011	BUY	17,533	June 5, 2012	BUY	22,300
August 9, 2011	SEL	(59,980)	June 6, 2012	BUY	50,800
August 10, 2011	SEL	(84,517)	June 7, 2012	BUY	23,600
August 11, 2011	SEL	(23,016)	June 8, 2012	BUY	31,200
August 12, 2011	BUY	24,027	June 11, 2012	BUY	93,000
August 15, 2011	BUY	163,901	June 12, 2012	BUY	15,000
August 16, 2011	BUY	11,772	June 13, 2012	BUY	3,400
August 17, 2011	BUY	8,497	June 14, 2012	BUY	73,200
August 17, 2011	SEL	(5,948)	June 15, 2012	BUY	28,900
August 18, 2011	BUY	300	June 18, 2012	BUY	1,200
August 19, 2011	BUY	2,630	June 19, 2012	BUY	23,800
August 22, 2011	SEL	(900)	June 20, 2012	BUY	32,700
August 23, 2011	SEL	(32,795)	June 21, 2012	BUY	15,600
August 24, 2011	BUY	10,000	June 22, 2012	BUY	800
August 24, 2011	SEL	(105,305)	June 25, 2012	BUY	900
August 25, 2011	BUY	15,743	June 26, 2012	BUY	957
August 25, 2011	SEL	(363,231)	June 27, 2012	BUY	49,043
August 26, 2011	SEL	(126,142)	July 2, 2012	SEL	(5,000)
August 31, 2011	CVS	18,552	July 3, 2012	SEL	(200)
August 31, 2011	SEL	9,276	July 5, 2012	SEL	(2,100)
August 31, 2011	SHT	(9,276)	July 6, 2012	SEL	(2,945)
September 21, 2011	SHT	(2,300)	July 9, 2012	SEL	(2,055)
September 22, 2011	CVS	2,300	July 13, 2012	SEL	(7,500)
September 22, 2011	SHT	(17,500)	July 17, 2012	SEL	(354)
September 23, 2011	BUY	17,500	July 18, 2012	SEL	(17,498)
September 26, 2011	BUY	7,830	July 20, 2012	SEL	(450)
September 27, 2011	BUY	505	July 27, 2012	SEL	(100,000)
September 27, 2011	SEL	(8,335)	July 30, 2012	SEL	(100,000)
September 27, 2011	SHT	(6,000)	July 31, 2012	BUY	1,000
September 28, 2011	BUY	6,000	July 31, 2012	SEL	(1,000)
September 29, 2011	BUY	13,600	August 2, 2012	BUY	118
September 30, 2011	CVS	14,300	August 3, 2012	SEL	(9,600)
September 30, 2011	CVS	15,200	August 6, 2012	SEL	(1,000)
September 30, 2011	SEL	23,500	August 7, 2012	SEL	(37)
October 3, 2011	SEL	(13,600)	November 2, 2012	SHT	(50,000)
October 11, 2011	BUY	1,000	November 5, 2012	SHT	(2,963)
October 12, 2011	SEL	(1,000)	November 14, 2012	SHT	(300)

PRELIMINARY PROXY SUBJECT TO COMPLETION

OTK c/o Okapi Partners LLC

437 Madison Avenue 28th Floor

NEW YORK, NY 10022

VOTE BY INTERNET - http://www.myproxyonline.com/MorgansHotel

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-877-869-0171

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 13, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to OTK c/o Okapi Partners LLC, 437 Madison Avenue 28th Floor, New York, NY 10022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

– – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –

PRELIMINARY PROXY SUBJECT TO COMPLETION

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MORGANS HOTEL GROUP CO. OTK Associates, LLC recommends that you vote FOR the following:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Elect to the board of directors of the Company a slate of seven (7) highly qualified nominees
Nominees:

01) John D. Dougherty	02) Jason T. Kalisman
03) Mahmood Khimji	04) Jonathan Langer
05) Andrea L. Olshan	06) Michael E. Olshan
07) Parag Vora

OTK Associates, LLC recommends that you vote FOR the following proposal: 2. Ratification of appointment of independent registered public accounting firm.	For ☐	Against ☐	Abstain ☐

OTK Associates, LLC recommends you vote AGAINST the following proposal: 3. Advisory vote on executive compensation	☐	☐	☐

OTK Associates, LLC recommends that you vote FOR the following proposal:

4.      To repeal any provision of the Company’s Bylaws in effect at the time this proposal becomes effective that was not included in the Bylaws, effective as of March 15, 2013

	☐	☐	☐

OTK Associates, LLC has no recommendation on the following proposal:

5. To act on a stockholder proposal to amend the Company’s Bylaws to prevent the adoption or maintenance of a stockholder rights plan if such proposal is properly presented at the Annual Meeting	☐	☐	☐

NOTE: To transact such other business as may properly come before the reconvened Annual Meeting or any other adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

– – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –  – – – – – – – – – – – – – – – – – – – –

PRELIMINARY PROXY SUBJECT TO COMPLETION

MORGANS HOTEL GROUP CO.

Annual Meeting of Stockholders

June 14, 2013 10:00 AM

This proxy is solicited by OTK Associates, LLC

The undersigned hereby constitutes and appoints Michael Olshan, Jason Kalisman, Jeffrey Katz and David Fine, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders (the “Annual Meeting”) Morgans Hotel Group Co. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting is scheduled to be reconvened by the Company on Friday, June 14, 2013 at 10:00 a.m., Eastern Time, at the Hudson Hotel, 356 West 58th Street, New York, New York, 10019. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 4, WILL BE VOTED “ABSTAIN” FOR PROPOSAL 5, AND WILL BE VOTED “AGAINST” PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NO KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side